CONSENT OF GRANT THORNTON LLP




We have issued our report dated May 18, 2001 except for Notes 2 and 9 as to which the date is July 12, 2001 and Note 12 as to which the date is June 22, 2001 accompanying the consolidated financial statements and schedule included in the Annual Report of Schick Technologies, Inc. on Form 10-K for the year ended March 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Schick Technologies, Inc. on Form S-8 (File No. 333-46825), effective February 24, 1998.


/s/ GRANT THORNTON LLP

New York, New York
July 12, 2001